UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 7, 2026

Date of Report (date of earliest event reported)

Rivian Automotive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41042	47-3544981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14600 Myford Road

Irvine, California 92606

(Address of principal executive offices) (Zip code)

(888) 748-4261

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RIVN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 - Other Events.

On July 7, 2026, Rivian Automotive, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), in connection with the offering, issuance and sale by the Company of 75,000,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A common stock”), at an offering price of $15.50 per share. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters the option, for 30 days, to purchase up to 11,250,000 additional shares of Class A common stock at the public offering price, which the Underwriters exercised in full on July 8, 2026. The offering was made pursuant to a registration statement on Form S-3 (Registration No. 333-295470) filed on April 30, 2026, including a base prospectus contained therein, and a prospectus supplement dated July 7, 2026. The Company estimates the net proceeds from the offering will be approximately $1.32 billion, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the offering for general corporate purposes, including the funding of certain equity contributions pursuant to that certain Amended and Restated Loan Arrangement and Reimbursement and Sponsor Support Agreement with the United States Department of Energy (the “DOE”), pursuant to which the DOE has agreed to arrange a multi-draw term loan facility to be provided by the Federal Financing Bank to a subsidiary of the Company, as borrower. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing descriptions of the Underwriting Agreement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. Latham & Watkins LLP, counsel to the Company, has issued an opinion regarding the validity of the foregoing securities offered and sold in the offering, a copy of which is filed as Exhibit 5.1 hereto.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 7, 2026, between Rivian Automotive, Inc. and Goldman Sachs & Co. LLC, as representative of the several underwriters named therein

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

Date: July 8, 2026	By:	/s/ Claire McDonough
	Name:	Claire McDonough
	Title:	Chief Financial Officer